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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 10, 2001

                            U.S. PLASTIC LUMBER CORP.
             (Exact Name of Registrant as Specified in its Charter)

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      Nevada                            3080                     87-0404343
(State of incorporation      (Primary Standard Industrial     (I.R.S. Employer
   /organization)            Classification Code Number)     Identification No.)

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           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 561-394-3511

Former Name or Former Address if Changed Since Last Report: Not Applicable.



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not Applicable

ITEM 5. OTHER EVENTS

Reference is made to Exhibit 10.46, Master Credit Agreement with Bank of America (the "Agreement"), as filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000. The terms of the Agreement sets forth certain financial covenants, primarily related to the Company's earnings, as defined, and funded debt, which were subsequently amended in the Waiver and First Amendment Agreement with Bank of America ("Waiver Agreement"), as filed with the Company's Quarterly Report on Form 10Q for the quarterly period ended September 30, 2000 as Exhibit 10.47. At December 31, 2000 the Company did not comply with certain covenants as defined in the Waiver Agreement, and is currently in negotiations with the banks to obtain the appropriate waivers or forbearance agreement. However, the Company's failure to comply with the covenants does constitute a default by the Company under the terms of the Waiver Agreement. While the Company believes it will be successful in obtaining the necessary waivers or forbearance from Bank of America and the other lenders that are party to the Waiver Agreement, failure to do so could have a material adverse impact upon the Company.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

Not Applicable.

EXHIBITS

None.





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                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                       U.S. Plastic Lumber Corp.
                                       (Registrant)



Date: January 10, 2001                 By: /s/ Bruce C. Rosetto
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                                           Bruce C. Rosetto, Vice President and
                                           General Counsel/Secretary





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